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                                                                 EXHIBIT 10.21.2

                                AMENDMENT NO. 1
                                     TO THE
                          KEY PRODUCTION COMPANY, INC.
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     This Amendment No. 1 to the Key Production Company, Inc. ("Key") Stock Option Plan for Non-Employee Directors (the "Plan") is adopted effected January 27, 1997.

                                    RECITALS

A. Key adopted the Plan effective December 9, 1992, and has granted options to acquire Key stock (the "Shares") to its non-employee directors under the Plan.

B. The Board of Directors of Key has determined that it is in the best interest of Key to amend the Plan to provide for additional options to acquire Key stock on the terms and conditions set forth herein.

C. Capitalized terms used in this amendment and not defined herein shall have the meanings given to such terms in the Plan.

                               AMENDMENT TO PLAN

The Plan is hereby amendment as follows:

1. Section 6.1 is hereby amended by adding two new sentences at the end of the section to read as follows:

          "Such options shall be referred to herein as the "Initial Grant." In addition, each Director who has received an Initial Grant that is fully exercisable under the provisions of Section 6.3(g) may be granted an additional option or options (the "Subsequent Grants").

2.  Section 6.3(a) shall be amended to read in its entirety as follows:

    (a)  Number of Shares. Each Initial Grant shall relate to 45,000 Shares,
         ----------------
         unless insufficient Shares are available for grant under the Plan for each Director newly elected or appointed on the same date, in which case each Director shall automatically receive an Initial Grant to purchase a pro rata portion of the Shares that are available for grant under the Plan. In addition, Directors who have received an Initial Grant that is fully exercisable under the provisions of Section 6.3(g) may receive Subsequent Grants at the discretion of the Board of Directors of Key (with the Director being considered for the Subsequent Grant abstaining from any vote). Such Subsequent Grants shall be effective at such date as is determined by the Board of Directors.

3. Section 6.3(g) of the Plan shall be amended in part by substituting the word "Percentage" for the word "Number" in the second column of the table, and substituting "33-1/3%, 66-2/3%, 100%" for 15,000 Shares, 30,000 Shares and
    45,000 Shares, respectively in such column.
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4.  The Plan may be amended and restated to include the provisions of this
    Amendment.

5.  Except as so amended, the Plan shall continue in effect with no change.

     Adopted January 27, 1997.


                                KEY PRODUCTION COMPANY, INC.,
                                A DELAWARE CORPORATION



                                BY:  /S/ F.H. MERELLI
                                     -------------------------------------
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER